Exhibit 4.16

Description of Registrant’s Securities

The following description of registered securities of Thermo Fisher Scientific Inc. is intended as a summary only and therefore is not a complete description. As used in this “Description of Registrant’s Securities,” the terms “Thermo Fisher,” “Company,” “we,” “our” and “us” refer to Thermo Fisher Scientific Inc. and do not, unless the context otherwise indicates, include our subsidiaries.

Our authorized capital stock consists of 1.2 billion shares of common stock, $1.00 par value per share, and 50,000 shares of preferred stock, $100 par value per share. Our common stock is registered under Section 12(b) of the Exchange Act. We also have several classes of debt securities registered under Section 12(b) of the Exchange Act.

COMMON STOCK

This description of our common stock is based upon, and qualified by reference to, our Third Amended and Restated Certificate of Incorporation, as amended (our “certificate of incorporation”), our amended and restated by-laws (our “bylaws”) and applicable provisions of Delaware corporate law (the “DGCL”). You should read our certificate of incorporation and bylaws, which are incorporated by reference as Exhibits 3.1 to 3.3 and Exhibit 3.4, respectively, to the Annual Report on Form 10-K, of which this Exhibit 4.16 is a part, for the provisions that are important to you.

General

Annual Meeting. Annual meetings of our stockholders are held on the date designated in accordance with our bylaws. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders, unless or except to the extent that the presence of a larger number may be required by our certificate of incorporation or the DGCL. Special meetings of the stockholders may only be called by the board of directors, the chairman of the board of directors or the chief executive officer. Except as may be otherwise provided by applicable law, our certificate of incorporation or our bylaws, all matters shall be decided by a majority of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present. Except as may be otherwise provided by our certificate of incorporation, a nominee shall be elected to the board of directors if the votes cast for such nominee’s election exceed the votes cast against, provided that if, on the tenth business day before we mail our notice of meeting to the stockholders, the number of nominees exceeds the number of directors to be elected, the election shall be decided by a plurality.

Voting Rights. Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by stockholders.

Dividends. The holders of common stock, after any preferences of holders of any preferred stock, are entitled to receive dividends when and if declared by the board of directors out of legally available funds.

Liquidation and Dissolution. If we are liquidated or dissolved, the holders of the common stock will be entitled to share in our assets available for distribution to stockholders in proportion to the amount of common stock they own. The amount available for common stockholders is calculated after payment of liabilities. Holders of any preferred stock will receive a preferential share of our assets before the holders of the common stock receive any assets.

Other Rights. Holders of the common stock have no right to:

•convert the stock into any other security;
•have the stock redeemed; or
•purchase additional stock or to maintain their proportionate ownership interest.

Exhibit 4.16
The common stock does not have cumulative voting rights. Holders of shares of the common stock are not required to make additional capital contributions. There is no sinking fund provision with respect to our common stock.

Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law That May Have Anti-Takeover Effects

Removal of Directors by Stockholders. Our bylaws provide that, except as otherwise provided by our certificate of incorporation or the DGCL, any one or more or all of the members of our board of directors may be removed, with or without cause, by the holders of a majority of the voting power of the shares entitled to vote thereon.

Stockholder Nomination of Directors and Proposals. Our bylaws provide that a stockholder must notify us in writing of any stockholder nomination of a director or proposal for other business not less than 60 days and not more than 75 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting; provided, that if the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (x) the 90th day prior to the date of such meeting or (y) the 10th day following the day on which public announcement of the date of such annual meeting is first made by us.

Proxy Access. Our bylaws provide for proxy access, which permits a stockholder, or a group of up to 20 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials qualifying director nominees constituting up to the greater of (i) 20% of the board of directors or (ii) two directors. To be timely, any proxy access notice must be delivered in writing to our secretary not less than 120 days and not more than 150 days prior to the first anniversary of the preceding year’s annual meeting; provided that in the event that the date of the annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, a stockholder’s notice must be received no earlier than 150 days prior to such annual meeting and not later than the close of business on the later of (a) the 120th day prior to such annual meeting and (b) the 10th day following the day on which notice of the date of such annual meeting was mailed or publicly announced. The complete proxy access provisions for director nominations are set forth in our bylaws.

“Blank Check” Preferred Stock. Our board of directors is authorized, without further action by our stockholders, to issue up to fifty thousand (50,000) shares of “blank check” preferred stock of the par value of $100 per share in one or more series possessing such specific terms, including dividend rates, conversion prices, voting rights, redemption prices, maturity dates and other special rights, preferences, qualifications, limitations, and restrictions thereof, as shall be determined in the resolution or resolutions providing for the issue of such Preferred Stock adopted by our Board of Directors. The issuance of preferred stock could impede the completion of a merger, tender offer or other takeover attempt.

Delaware Business Combination Statute. Section 203 of the DGCL, is applicable to us. Section 203 of the DGCL restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation’s outstanding voting stock. Section 203 refers to a 15% stockholder as an “interested stockholder.” Section 203 restricts these transactions for a period of three years from the date the stockholder acquires 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation, Section 203 prohibits significant business transactions such as:

•a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the interested stockholder, and
•any other transaction that would increase the interested stockholder’s proportionate ownership of any class or series of our capital stock.

The shares held by the interested stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.

Exhibit 4.16
The prohibition against these transactions does not apply if:

•prior to the time that any stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of our outstanding voting stock, or
•the interested stockholder owns at least 85% of our outstanding voting stock as a result of a transaction in which such stockholder acquired 15% or more of our outstanding voting stock. Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

Exhibit 4.16
DEBT SECURITIES

This description of our registered debt securities is based upon, and qualified by reference to the 2009 Base Indenture, Eighth Supplemental Indenture, Ninth Supplemental Indenture, Thirteenth Supplemental Indenture, Fifteenth Supplemental Indenture, Sixteenth Supplemental Indenture, Eighteenth Supplemental Indenture, 2016 Base Indenture and Second Supplemental Indenture (each as hereinafter defined). You should read the 2009 Base Indenture, Eighth Supplemental Indenture, Ninth Supplemental Indenture, Thirteenth Supplemental Indenture, Fifteenth Supplemental Indenture, Sixteenth Supplemental Indenture, Eighteenth Supplemental Indenture, 2016 Base Indenture and Second Supplemental Indenture, which are incorporated by reference as exhibits 4.1, 4.3, 4.4, 4.7, 4.9, 4.10, 4.12, 4.14 and 4.15, respectively, to the Annual Report on Form 10-K of which this Exhibit 4.16 is a part, for the provisions that are important to you.

As used in this description of registered debt securities, the term “Issuer” refers to Thermo Fisher Scientific (Finance I) B.V. (“Thermo Fisher International”) in the case of the Floating Rate Notes and to Thermo Fisher in the case of the 2022 Notes, 2024 Notes, March 2025 Notes, April 2025 Notes, 2026 Notes, 2027 Notes, March 2028 Notes, September 2028 Notes, 2029 Notes, 2031 Notes, 2037 Notes, 2039 Notes and 2049 Notes (collectively, the “Fixed Rate Notes”) (each as hereinafter defined), and the term “indenture” means the applicable indenture for the particular series of notes being described. The term “notes” means the Fixed Rate Notes and Floating Rate Notes.

General

We currently have the following series of senior notes issued and outstanding under an Indenture (the “2016 Base Indenture”), dated as of August 9, 2016, among Thermo Fisher International, as issuer, Thermo Fisher, as guarantor, and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as trustee, as supplemented by the Second Supplemental Indenture (the “Second Supplemental Indenture”), dated as of August 8, 2018, by and among Thermo Fisher International, as issuer, Thermo Fisher, as guarantor, and the Trustee, as trustee: Floating Rate Senior Notes due 2020 (the “Floating Rate Notes”).

We currently have the following series of senior notes issued and outstanding under an Indenture (the “2009 Base Indenture”), dated as of November 20, 2009, by and between Thermo Fisher, as issuer, and the Trustee, as trustee, as supplemented by the Eighth Supplemental Indenture (the “Eighth Supplemental Indenture”), dated as of November 24, 2014, by and among Thermo Fisher, as issuer, the Trustee, as trustee, and The Bank of New York Mellon, London Branch (“BNY London Branch”), as London paying agent: 2.000% Senior Notes due 2025 (the “April 2025 Notes”).

We currently have the following series of senior notes issued and outstanding under the 2009 Base Indenture, as supplemented by the Ninth Supplemental Indenture (the “Ninth Supplemental Indenture”), dated as of July 21, 2015, by and among Thermo Fisher, as issuer, the Trustee, as trustee, and BNY London Branch, as London paying agent: 2.150% Senior Notes due 2022 (the “2022 Notes”).

We currently have the following series of senior notes issued and outstanding under the 2009 Base Indenture, as supplemented by the Thirteenth Supplemental Indenture (the “Thirteenth Supplemental Indenture”), dated as of September 12, 2016, by and between Thermo Fisher, as issuer, and the Trustee, as trustee: 0.750% Senior Notes due 2024 (the “2024 Notes”) and 1.375% Senior Notes due 2028 (the “September 2028 Notes”).

We currently have the following series of senior notes issued and outstanding under the 2009 Base Indenture, as supplemented by the Fifteenth Supplemental Indenture (the “Fifteenth Supplemental Indenture”), dated as of March 16, 2017, by and between Thermo Fisher, as issuer, and the Trustee, as trustee: 1.450% Senior Notes due 2027 (the “2027 Notes”).

We currently have the following series of senior notes issued and outstanding under the 2009 Base Indenture, as supplemented by the Sixteenth Supplemental Indenture (the “Sixteenth Supplemental Indenture”), dated as of July 24, 2017, by and between Thermo Fisher, as issuer, and the Trustee, as trustee: 1.400% Senior Notes due 2026 (the “2026 Notes”), 1.950% Senior Notes due 2029 (the “2029 Notes”) and 2.875% Senior Notes due 2037 (the “2037 Notes”).

Exhibit 4.16
We currently have the following series of senior notes issued and outstanding under the 2009 Base Indenture, as supplemented by the Eighteenth Supplemental Indenture (the “Eighteenth Supplemental Indenture”), dated as of September 30, 2019, by and between Thermo Fisher, as issuer, and the Trustee, as trustee: 0.125% Senior Notes due 2025 (the “March 2025 Notes”), 0.500% Senior Notes due 2028 (the “March 2028 Notes”), 0.875% Senior Notes due 2031 (the “2031 Notes”), 1.500% Senior Notes due 2039 (the “2039 Notes”), and 1.875% Senior Notes due 2049 (the “2049 Notes”).

Each series of notes are general unsecured obligations of the Issuer, and the Floating Rate Notes are fully and unconditionally guaranteed by Thermo Fisher. Each series of notes and guarantees rank equally in right of payment with existing and any future unsecured indebtedness of Thermo Fisher (and Thermo Fisher International in the case of the Floating Rate Notes), and are junior in right of payment to the Issuer’s senior indebtedness (including senior debt securities). Each series of notes and the related guarantees are also effectively subordinated to any existing and future secured indebtedness of Thermo Fisher (and Thermo Fisher International in the case of the Floating Rate Notes) to the extent of the assets securing such indebtedness, and will be structurally subordinated to all existing and any future indebtedness and any other liabilities of their respective subsidiaries (except, with respect Thermo Fisher International, as Issuer of the Floating Rate Notes). Each series of notes and the related guarantees are senior in right of payment to any of our existing and future indebtedness that is subordinated to such notes or guarantees.

Aside from the restrictions set forth under “Certain Covenants” below, neither the notes nor the indentures restrict our ability or the ability of our subsidiaries, including Thermo Fisher International, to incur additional debt, repurchase securities, recapitalize, or pay dividends or make distributions to shareholders, or require us, or Thermo Fisher International, to maintain interest coverage or other current ratios. We may from time to time, without notice to or the consent of the holders of any series of notes, create and issue further notes of any such series ranking equally with the notes of such series and having the same terms as such series (or the same terms other than (1) the payment of interest accruing prior to the issue date of such further notes or (2) the first payment of interest following the issue date of such further notes). Such further notes may be consolidated and form a single series with the notes of such series and have the same terms as to status, redemption or otherwise as the notes of such series.

Maturity

Each series of notes will mature and bear interest as provided in the following table:

Series	Maturity	Interest Rate	Interest Payment Dates	Record Dates	Aggregate Principal Amount Issued/ Authorized/ Outstanding
Floating Rate Notes	August 7, 2020	Three-month EURIBOR plus 0.300% per annum, provided that the minimum interest rate shall be zero	Quarterly in arrears on February 7, May 7, August 7 and November 7 of each year, commencing on November 7, 2018	Fifteenth calendar day prior to the applicable interest payment date	€ 600,000,000
2022 Notes	July 21, 2022	2.150%	Annually in arrears on July 21 of each year, commencing on July 21, 2016	July 6	€ 500,000,000
2024 Notes	September 12, 2024	0.750%	Annually in arrears on September 12, commencing on September 12, 2017	August 28	€ 1,000,000,000

Exhibit 4.16

Series	Maturity	Interest Rate	Interest Payment Dates	Record Dates	Aggregate Principal Amount Issued/ Authorized/ Outstanding
March 2025 Notes	March 1, 2025	0.125%	Annually in arrears on March 1, commencing on March 1, 2020	Fifteenth calendar day prior to the applicable interest payment date	€ 800,000,000
April 2025 Notes	April 15, 2025	2.000%	Annually in arrears on April 15 of each year, commencing on April 15, 2015	April 1	€ 640,000,000
2026 Notes	January 23, 2026	1.400%	Annually in arrears on January 23 of each year, commencing on January 23, 2018	January 8	€ 700,000,000
2027 Notes	March 16, 2027	1.450%	Annually in arrears on March 16 of each year, commencing on March 16, 2018	March 1	€ 500,000,000
March 2028 Notes	March 1, 2028	0.500%	Annually in arrears on March 1, commencing on March 1, 2020	Fifteenth calendar day prior to the applicable interest payment date	€ 800,000,000
September 2028 Notes	September 12, 2028	1.375%	Annually in arrears on September 12, commencing on September 12, 2017	August 28	€ 600,000,000
2029 Notes	July 24, 2029	1.950%	Annually in arrears on July 24, commencing on July 24, 2018	July 9	€ 700,000,000
2031 Notes	October 1, 2031	0.875%	Annually in arrears on October 1, commencing on October 1, 2020	Fifteenth calendar day prior to the applicable interest payment date	€ 900,000,000
2037 Notes	July 24, 2037	2.875%	Annually in arrears on July 24, commencing on July 24, 2018	July 9	€ 700,000,000
2039 Notes	October 1, 2039	1.500%	Annually in arrears on October 1, commencing on October 1, 2020	Fifteenth calendar day prior to the applicable interest payment date	€ 900,000,000
2049 Notes	October 1, 2049	1.875%	Annually in arrears on October 1, commencing on October 1, 2020	Fifteenth calendar day prior to the applicable interest payment date	€ 1,000,000,000

The notes are not subject to any sinking fund.

Exhibit 4.16
Interest

Floating Rate Notes

The Floating Rate Notes bear interest at a rate equivalent to the 3-month EURIBOR (as defined below) (the “Base rate”) plus 0.300% per annum; provided, however, that the minimum interest rate shall be zero. The Floating Rate Notes bear interest from August 8, 2018 or from the immediately preceding interest payment date to which interest has been paid. Interest on the Floating Rate Notes is payable quarterly in arrears on February 7, May 7, August 7 and November 7, commencing on November 7, 2018; provided, that, if any such interest payment date is a day that is not a business day, such interest payment date will be the next succeeding day that is a business day (and no additional interest will accrue or otherwise accumulate on the amount payable for the period from and after such interest payment date); except that if such next succeeding business day falls in the next succeeding calendar month, such interest payment date is the immediately preceding business day. The interest rate on the Floating Rate Notes resets quarterly on February 7, May 7, August 7 and November 7, commencing on November 7, 2018 (each, an “interest reset date”); provided, that, if any interest reset date is a day that is not a business day, such interest reset date is the next succeeding day that is a business day, except that if such next succeeding business day falls in the next succeeding calendar month, such interest reset date is the immediately preceding business day. The interest rate on the Floating Rate Notes is determined on the second Target2 (as defined below) business day preceding the interest reset date (a “EURIBOR Interest Determination Date”). Interest on an interest payment date will be paid to the persons, or “holders,” in whose names the Floating Rate Notes are registered on the security register at the close of business on the regular record date. The regular record date is the fifteenth calendar day, whether or not a business day, immediately preceding the related interest payment date. Interest on the Floating Rate Notes is computed on the basis of a 360-day year and the actual number of days in the period for which interest is being calculated.

The base rate is equal to the interest rate for deposits in euro designated as “EURIBOR” and sponsored jointly by the European Banking Federation and ACI—the Financial Market Association (or any company established by the joint sponsors for purposes of compiling and publishing that rate) on each EURIBOR Interest Determination Date, and is determined in accordance with the following provisions:

•EURIBOR is the offered rate for deposits in euro having a maturity of three months, as that rate appears on Reuters Page EURIBOR01 as of 11:00 A.M., Brussels time, on the relevant EURIBOR Interest Determination Date.

•If the rate described above does not appear on Reuters Page EURIBOR01, EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on the relevant EURIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the Euro-Zone interbank market by the principal Euro-Zone office of each of four major banks in that market selected by Thermo Fisher International: euro deposits having a maturity of three months and in a principal amount of not less than €1,000,000 that is representative for a single transaction in such market at such time. Thermo Fisher International will request the principal Euro-Zone office of each of these banks to provide to the paying agent and the calculation agent a quotation in writing of its rate. If at least two quotations are provided in writing, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean (rounded upwards) calculated by Thermo Fisher International of such quotations.

•If fewer than two quotations are provided as described above, EURIBOR for the relevant EURIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading Euro-Zone banks quoted in writing, at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date, by three major banks in the Euro-Zone selected by Thermo Fisher International: loans of euro having a maturity of three months and in a principal amount of not less than €1,000,000 that is representative for a single transaction in such market at such time.

•If fewer than three banks selected by Thermo Fisher International are quoting as described above, EURIBOR shall be the EURIBOR in effect on such EURIBOR Interest Determination Date (or, in the case of the first interest reset date, EURIBOR will be the initial base rate).

Exhibit 4.16
If any maturity date or earlier date of redemption falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date the payment was due and no interest shall accrue on the amount so payable for the period from and after that maturity date or that date of redemption, as the case may be.

Fixed Rate Notes

The Fixed Rate Notes bear interest, which is paid annually in arrears, at the rates and from the respective dates set forth in the table above.

Interest on an interest payment date is paid to the persons, or “holders” in whose names the Fixed Rate Notes are registered in the security register on the immediately preceding record date noted in the table above, whether or not a business day, as the case may be (each such date being a “regular record date”). Interest on the Fixed Rate Notes will be computed on the basis of an ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Markets Association) day count convention.

If any interest payment date, maturity date or earlier date of redemption falls on a day that is not a business day, the required payment on the Fixed Rate Notes shall be made on the next business day as if it were made on the date the payment was due and no interest shall accrue on the amount so payable for the period from and after that interest payment date, that maturity date or that date of redemption, as the case may be, until the next business day.

For purposes of the Fixed Rate Notes and Floating Rate Notes, “business day” means any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and (2) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.

Guarantees

Thermo Fisher has fully and unconditionally guaranteed the due and punctual payment of all obligations of Thermo Fisher International with respect to the Floating Rate Notes, for the payment of principal of, premium, if any, or interest or any additional amounts, on the Floating Rate Notes or otherwise, when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. The guarantee is an unsecured and unsubordinated obligation of Thermo Fisher and ranks equally with all of its other unsecured and unsubordinated obligations.

Optional Redemption

Floating Rate Notes

On and after July 7, 2020 (one month prior to their maturity), Thermo Fisher International will have the option to redeem the Floating Rate Notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Floating Rate Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

Notwithstanding the foregoing, installments of interest on the notes that are due and payable on an interest payment date falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date in accordance with the Floating Rate Notes and the indenture.
If less than all of the Floating Rate Notes are to be redeemed, the notes to be redeemed shall be selected by the Trustee, in accordance with applicable depositary procedures, unless otherwise required by law or applicable stock exchange requirements. Floating Rate Notes may be redeemed in part in the minimum authorized denomination for notes or in any integral multiple of such amount. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

Fixed Rate Notes

We have the option to redeem the Fixed Rate Notes of any series, in whole at any time or in part from time to time, on at least 15 days but no more than 60 days prior written notice transmitted to the registered holders of the notes to be redeemed. With respect to the March 2025 Notes, March 2028 Notes, 2031 Notes, 2039 Notes and 2049 Notes,

Exhibit 4.16
any notice may, at our discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In such case, the notice shall state the nature of such condition precedent.

Prior to the applicable Par Call Date, upon redemption of the notes of any series, we will pay a redemption price equal to the greater of:

1)100% of the principal amount of the Fixed Rate Notes to be redeemed, and
2)the sum of the present values of the Remaining Scheduled Payments (as defined below) of the Fixed Rate Notes to be redeemed, discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) using a discount rate equal to the Comparable Bond Rate (as defined below) plus 19 basis points in the case of the April 2025 Notes, 20 basis points in the case of the 2024 Notes, March 2025 Notes, 2026 Notes, 2027 Notes and March 2028 Notes, 25 basis points in the case of the 2022 Notes, September 2028 Notes, 2029 Notes and 2031 Notes, 30 basis points in the case of the 2037 Notes and 2039 Notes, and 35 basis points in the case of the 2049 Notes, plus, in each case, accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

On and after the applicable Par Call Date, upon redemption of the Fixed Rate Notes of any series, we will pay a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus, in each case, accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

Notwithstanding the foregoing, installments of interest on the Fixed Rate Notes that are due and payable on an interest payment date falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date in accordance with the notes and the indenture.

If less than all of the March 2025 Notes, March 2028 Notes, 2031 Notes, 2039 Notes, or 2049 Notes are to be redeemed, the notes of such series to be redeemed, shall be selected, in the case of global securities, in accordance with applicable depositary procedures and, in the case of definitive securities, in a manner the Trustee deems to be fair and appropriate, unless otherwise required by law or applicable stock exchange requirements. If less than all of the 2022 Notes, 2024 Notes, April 2025, 2026 Notes, 2027 Notes, 2029 Notes, September 2028 Notes or 2037 Notes are to be redeemed, the notes of such series to be redeemed shall be selected by the Trustee, in a manner that it deems fair and appropriate in accordance with applicable depositary procedures, unless otherwise required by law or applicable stock exchange requirements. Notes may be redeemed in part in the minimum authorized denomination for notes or in any integral multiple of such amount. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

“Comparable Bond Rate” means, for any redemption date, the rate per annum equal to the annual equivalent yield to maturity or interpolated yield to maturity (on a day count basis), computed as of the third business day immediately preceding that redemption date, of the Comparable Government Issue, assuming a price for the Comparable Government Issue (expressed as a percentage of its principal amount) equal to the Comparable Price for that redemption date.

“Comparable Government Issue” means the euro-denominated security issued by the German government selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed (assuming in the case of the 2024 Notes, March 2025 Notes, 2026 Notes, 2027 Notes, March 2028 Notes, September 2028 Notes, 2029 Notes, 2031 Notes, 2037 Notes, 2039 Notes, or 2049 Notes to be redeemed matured on their applicable Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes to be redeemed.

“Comparable Price” means, with respect to any redemption date, (a) the average of the Reference Dealer Quotations for such redemption date, after excluding the highest and lowest of the Reference Dealer Quotations, (b) if we obtain fewer than four Reference Dealer Quotations, the arithmetic average of those quotations or (c) if we obtain only one Reference Dealer Quotation, such Reference Dealer Quotation.

Exhibit 4.16
“Independent Investment Banker” means

(a)with respect to the 2022 Notes, each Reference Dealer appointed by us as Independent Investment Banker (initially, BNP Paribas and HSBC Bank plc);
(b)with respect to the 2024 Notes and September 2028 Notes, each Reference Dealer appointed by us as Independent Investment Banker (initially, J.P. Morgan Securities plc);
(c)with respect to March 2025 Notes, March 2028 Notes, 2031 Notes, 2039 Notes, and 2049 Notes, any Reference Dealer appointed by us as Independent Investment Banker (initially, Merrill Lynch International);
(d)with respect to the April 2025 Notes, each Reference Dealer appointed by us as Independent Investment Banker (initially, HSBC Bank plc, Deutsche Bank AG, London Branch and The Royal Bank of Scotland plc);
(e)with respect to the 2026 Notes, 2029 Notes and 2037 Notes, each Reference Dealer appointed by us as Independent Investment Banker (initially, Goldman Sachs & Co. LLC); and
(f)with respect to the 2027 Notes, each Reference Dealer appointed by us as Independent Investment Banker (initially, HSBC Bank plc).

“Par Call Date” means April 21, 2022 in the case of the 2022 Notes; June 12, 2024 in the case of the 2024 Notes; January 15, 2025 in the case of the April 2025 Notes; February 1, 2025 in the case of the March 2025 Notes; November 23, 2025 in the case of the 2026 Notes; December 16, 2026 in the case of the 2027 Notes; December 1, 2027 in the case of the March 2028 Notes; June 12, 2028 in the case of the September 2028 Notes; April 24, 2029 in the case of the 2029 Notes; July 1, 2031 in the case of the 2031 Notes; April 24, 2037 in the case of the 2037 Notes; April 1, 2039 in the case of the 2039 Notes; and April 1, 2049, in the case of the 2049 Notes.

“Reference Dealer” means

(a)with respect to the 2022 Notes, each of (i) BNP Paribas and HSBC Bank plc, and their respective affiliates or successors and (ii) three other nationally recognized investment banking firms (or their respective affiliates) that are brokers or dealers of, and/or market makers in, German government bonds (each, for purposes of this clause “a”, a “Primary Bond Dealer”) that we select in connection with the particular redemption, and their respective successors, provided that if at any time any of the above is not a Primary Bond Dealer, we will substitute that entity with another nationally recognized investment banking firm that we select that is a Primary Bond Dealer;
(b)with respect to the 2024 Notes and September 2028 Notes, each of (i) J.P. Morgan Securities plc, Barclays Bank PLC, Mizuho International plc and Morgan Stanley & Co. International plc and their respective affiliates or successors and (ii) one other nationally recognized investment banking firm (or its respective affiliates) that is a broker or dealer of, and/or a market maker in, German government bonds (each, for purposes of this clause “b”, a “Primary Bond Dealer”) that we select in connection with the particular redemption, and their respective successors, provided that if at any time any of the above is not a Primary Bond Dealer, we will substitute that entity with another nationally recognized investment banking firm that we select that is a Primary Bond Dealer;
(c)with respect to the March 2025 Notes, March 2028 Notes, 2031 Notes, 2039 Notes, and 2049 Notes, each of (i) Merrill Lynch International, Goldman Sachs & Co. LLC, Citigroup Global Markets Limited and J.P. Morgan Securities plc and their respective affiliates or successors and (ii) one other nationally recognized investment banking firm (or its affiliate) that is a broker or dealer of, and/or market maker in, German government bonds (each, for purposes of this clause “c”, a “Primary Bond Dealer”) that we select in connection with the particular redemption, and its successors, provided that if at any time any of the above is not a Primary Bond Dealer, we will substitute that entity with another nationally recognized investment banking firm that we select that is a Primary Bond Dealer;
(d)with respect to the April 2025 Notes, each of (i) HSBC Bank plc, Deutsche Bank AG, London Branch and The Royal Bank of Scotland plc, and their respective affiliates or successors and (ii) two other nationally recognized investment banking firms (or their respective affiliates) that are brokers or dealers of, and/or market makers in, German government bonds (each, for purposes of this clause “d”, a “Primary Bond Dealer”) that we select in connection with the particular redemption, and their respective successors, provided that if at any time any of the above is not a Primary Bond Dealer, we will substitute that entity with another nationally recognized investment banking firm that we select that is a Primary Bond Dealer;

Exhibit 4.16
(e)With respect to the 2026 Notes, 2029 Notes and 2037 Notes, each of (i) Goldman Sachs & Co. LLC, Merrill Lynch International, Barclays Bank PLC and HSBC Bank plc and their respective affiliates or successors and (ii) one other nationally recognized investment banking firm (or its affiliate) that is a broker or dealer of, and/or a market maker in, German government bonds (each, for purposes of this clause “e”, a “Primary Bond Dealer”) that we select in connection with the particular redemption, and its successors, provided that if at any time any of the above is not a Primary Bond Dealer, we will substitute that entity with another nationally recognized investment banking firm that we select that is a Primary Bond Dealer; and
(f)With respect to the 2027 Notes, each of (i) Credit Suisse Securities (Europe) Limited and HSBC Bank plc and their respective affiliates or successors and (ii) three other nationally recognized investment banking firms (or their respective affiliates) that are brokers or dealers of, and/or market makers in, German government bonds (each, for purposes of this clause “f”, a “Primary Bond Dealer”) that we select in connection with the particular redemption, and their respective successors, provided that if at any time any of the above is not a Primary Bond Dealer, we will substitute that entity with another nationally recognized investment banking firm that we select that is a Primary Bond Dealer.

“Reference Dealer Quotations” means, with respect to each Reference Dealer and any redemption date, the arithmetic average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Government Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Dealer at 11:00 a.m., London time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means,

(a)with respect to each 2024 Note, March 2025 Note, 2026 Note, 2027 Note, March 2028 Note, September 2028 Note, 2029 Note, 2031 Note, 2037 Note, 2039 Note, and 2049 Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption (assuming that such notes to be redeemed matured on their applicable Par Call Date); provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date; and
(b)with respect to each 2022 Note and April 2025 Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

Redemption Upon Changes in Withholding Taxes

Thermo Fisher International may redeem all, but not less than all, of the Floating Rate Notes under the following conditions:

•if there is an amendment to, or change in, the laws, regulations, rulings or treaties of The Netherlands, the United States or other jurisdiction in which Thermo Fisher International or Thermo Fisher or, in each case, any successor thereof (including a continuing Person formed by a consolidation with Thermo Fisher International or Thermo Fisher, into which Thermo Fisher International or Thermo Fisher is merged, or that acquires or leases all or substantially all of the property and assets of Thermo Fisher International or Thermo Fisher) may be organized, as applicable, or any political subdivision thereof or therein having the power to tax (a “Taxing Jurisdiction”), or any change in the application or official interpretation of such laws, regulations, rulings or treaties, including any action taken by, or a change in published administrative practice of, a taxing authority or a holding by a court of competent jurisdiction, regardless of whether such action, change or holding is with respect to Thermo Fisher International or Thermo Fisher;
•as a result of such amendment or change, Thermo Fisher International or Thermo Fisher becomes, or there is a material probability that Thermo Fisher International or Thermo Fisher will become, obligated to pay additional amounts as defined below in “Payment of Additional Amounts,” on the next payment date with respect to the Floating Rate Notes;

Exhibit 4.16
•the obligation to pay additional amounts cannot be avoided through Thermo Fisher International’s or Thermo Fisher’s commercially reasonable measures, not including substitution of the obligor of the Floating Rate Notes;
•Thermo Fisher International delivers to the Trustee:
◦a certificate of Thermo Fisher International or Thermo Fisher, as the case may be, stating that the obligation to pay additional amounts cannot be avoided by Thermo Fisher International or Thermo Fisher as the case may be, taking commercially reasonable measures available to it; and
◦a written opinion of independent tax counsel to Thermo Fisher International or Thermo Fisher, as the case may be, of recognized standing to the effect that Thermo Fisher International or Thermo Fisher, as the case may be, has, or there is a material probability that it will become obligated, to pay additional amounts as a result of a change, amendment, official interpretation or application described above and that Thermo Fisher International or Thermo Fisher, as the case may be, cannot avoid the payment of such additional amounts by taking commercially reasonable measures available to it; and
•following the delivery of the certificate and opinion described in the previous bullet point, Thermo Fisher International provides notice of redemption not less than 30 days, but not more than 60 days, prior to the date of redemption. The notice of redemption cannot be given more than 60 days before the earliest date on which Thermo Fisher International or Thermo Fisher would otherwise be, or there is a material probability that it would otherwise be, required to pay additional amounts.

Upon the occurrence of each of the bullet points above, Thermo Fisher International may redeem the Floating Rate Notes at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date.

Redemption Upon Tax Event

We may redeem at our option any series of Fixed Rate Notes in whole, but not in part, on at least 15 days’ but not more than 60 days’ notice, at a redemption price equal to 100% of their principal amount (plus any accrued interest and additional amounts then payable with respect to the notes to be redeemed), if we determine that (A) as a result of any change or amendment to the laws, treaties, regulations or rulings of the United States or any political subdivision or taxing authority thereof, which change or amendment is announced or becomes effective on or after the date of the applicable prospectus supplement pursuant to which the Fixed Rate Notes of such series were issued, there is a material probability that we have or will become obligated to pay additional amounts as described under “Payment of Additional Amounts” on any notes of such series or (B) on or after the date of the applicable prospectus supplement pursuant to which the Fixed Rate Notes of such series were issued, any change in the official application, enforcement or interpretation of those laws, treaties, regulations or rulings, including a holding by a court of competent jurisdiction in the United States or any other action, taken by any taxing authority or a court of competent jurisdiction in the United States, whether or not such action was taken or made with respect to us, results in a material probability that we have or will become obligated to pay additional amounts as described under “Payment of Additional Amounts” on any notes of such series; provided that we determine, in our business judgment, that the obligation to pay such additional amounts cannot be avoided by use of reasonable measures available to us, not including substitution of the obligor under the notes. Prior to the mailing of any notice of such a redemption, we will deliver to the Trustee (1) an officer’s certificate stating that we are entitled to effect such a redemption and setting forth a statement of facts showing that the conditions precedent to the right of our company to so redeem have occurred and (2) an opinion of counsel to that effect based on that statement of facts.

Payment of Additional Amounts

Floating Rate Notes

Subject to certain exceptions and limitations, Thermo Fisher International and Thermo Fisher may be required to pay as additional interest (“additional amounts”) to certain noteholders such amounts as may be necessary so that every net payment on such Floating Rate Note after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge of whatever nature imposed upon or as a result of such payment by the Netherlands or the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in such Floating Rate Note to be then due and payable.

Exhibit 4.16
Unless otherwise required by law, neither Thermo Fisher International nor Thermo Fisher will deduct or withhold from payments made by Thermo Fisher International or Thermo Fisher under or with respect to the Floating Rate Notes and the guarantees on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction (“Taxes”). In the event that Thermo Fisher International or Thermo Fisher is required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to a Floating Rate Note or guarantee, as the case may be.

Additional amounts will not be payable with respect to a payment made to a holder of Floating Rate Notes or a holder of beneficial interests in global securities where such holder is subject to taxation on such payment by a relevant Taxing Jurisdiction (as defined above under “Redemption Upon Changes in Withholding Taxes”) for any reason other than such holder’s mere ownership of the debt securities or for or on account of:

•any Taxes that are imposed or withheld solely because such holder (or the beneficial owner for whose benefit such holder holds such debt securities) or a fiduciary, settlor, beneficiary, member, shareholder or other equity owner of, or possessor of a power over, such holder (or beneficial owner) if such holder (or beneficial owner) is an estate, trust, partnership, limited liability company, corporation or other entity:
◦is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Taxing Jurisdiction or has or had a permanent establishment in the Taxing Jurisdiction (in each cash, other than the mere fact of ownership of such securities, without another presence or business in such Taxing Jurisdiction);
◦has or had any present or former connection (other than the mere fact of ownership of such debt securities) with the Taxing Jurisdiction imposing such Taxes, including being or having been a national citizen or resident thereof, being treated as being or having been a resident thereof or being or having been physically present therein;
◦with respect to any withholding Taxes imposed by the United States, is or was with respect to the United States a personal holding company, a passive foreign investment company, a controlled foreign corporation, a foreign private foundation or other foreign tax exempt organization or corporation that has accumulated earnings to avoid United States federal income tax;
◦actually or constructively owns or owned 10% or more of the total combined voting power of all classes of stock of Thermo Fisher International or Thermo Fisher within the meaning of section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”); or
◦is or was a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of section 881(c)(3) of the Code;
•any estate, inheritance, gift, sales, transfer, excise, personal property or similar Taxes imposed with respect to the debt securities, except as otherwise provided in the indenture;
•any Taxes imposed solely as a result of the presentation of such debt securities (where presentation is required) for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of additional amounts had the debt securities been presented for payment on any date during such 15-day period;
•any Taxes imposed or withheld solely as a result of the failure of such holder or any other person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such holder, if such compliance is required by statute, regulation, ruling or administrative practice of the relevant Taxing Jurisdiction or by any applicable tax treaty to which the relevant Taxing Jurisdiction is a party as a precondition to relief or exemption from such Taxes;
•with respect to withholding Taxes imposed by the United States, any such Taxes imposed by reason of the failure of such holder to fulfill the statement requirements of sections 871(h) or 881(c) of the Code;
•any Taxes that are payable by any method other than withholding or deduction by Thermo Fisher International or Thermo Fisher or any paying agent from payments in respect of such debt securities;
•any Taxes required to be withheld by any paying agent from any payment in respect of any debt securities if such payment can be made without such withholding by at least one other paying agent;

Exhibit 4.16
•any withholding or deduction for Taxes which would not have been imposed if the relevant debt securities had been presented to another paying agent in a member state of the European Union as of the date of the indenture;
•any withholding or deduction required pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof, any intergovernmental agreement, or any law, rule, guidance or administrative practice implementing an intergovernmental agreement entered into in connection with such sections of the Code; or
•any combination of the above conditions.

Additional amounts also will not be payable to any holder of Floating Rate Notes or the holder of a beneficial interest in a global security that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to such holder that is not the sole holder of such Floating Rate Notes or holder of such beneficial interests in such Floating Rate Notes, as the case may be. The exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

Each of Thermo Fisher International and Thermo Fisher, as applicable, also:
•will make such withholding or deduction of Taxes;
•will remit the full amount of Taxes so deducted or withheld to the relevant Taxing Jurisdiction in accordance with all applicable laws;
•will use its commercially reasonable efforts to obtain from each Taxing Jurisdiction imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld; and
•upon request, will make available to the holders of the notes, within 90 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Thermo Fisher International or Thermo Fisher or if, notwithstanding Thermo Fisher International’s or Thermo Fisher’s efforts to obtain such receipts, the same are not obtainable, other evidence of such payments.

At least 30 days prior to each date on which any payment under or with respect to the notes of a series or guarantees is due and payable, if Thermo Fisher International or Thermo Fisher will be obligated to pay additional amounts with respect to such payment, Thermo Fisher International or Thermo Fisher will deliver to the Trustee an officers’ certificate stating the fact that such additional amounts will be payable, the amounts so payable and such other information as is necessary to enable the Trustee to pay such additional amounts to holders of such notes on the payment date.

In addition, Thermo Fisher International will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and additional amounts with respect thereto, payable in The Netherlands or the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the notes.

The foregoing provisions shall survive any termination or the discharge of each indenture and shall apply to any jurisdiction in which Thermo Fisher International or Thermo Fisher or any successor to Thermo Fisher International or Thermo Fisher, as the case may be, is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein.

Fixed Rate Notes

We will pay to a holder of Fixed Rate Notes who is not a United States person (as defined below) additional amounts as may be necessary so that every net payment of the principal of and premium, if any, and interest on such holder’s Fixed Rate Notes, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon that holder by the United States or any taxing authority thereof or therein, will not be less than the amount provided in such holder’s Fixed Rate Notes to be then due and payable. We will not be required, however, to make any payment of additional amounts for or on account of:

Exhibit 4.16
(a)any tax, assessment or other governmental charge that would not have been imposed but for (1) the existence of any present or former connection (other than a connection arising solely from the ownership of those notes or the receipt of payments in respect of those notes) between that holder (or the beneficial owner for whose benefit such holder holds such notes), or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, that holder or beneficial owner, if that holder or beneficial owner is an estate, trust, partnership or corporation, and the United States, including that holder or beneficial owner, or that fiduciary, settlor, beneficiary, member, shareholder or possessor, being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States or having had a permanent establishment in the United States or (2) the presentation of a note for payment on a date more than 30 days after the later of the date on which that payment becomes due and payable and the date on which payment is duly provided for;
(b)any estate, inheritance, gift, sales, transfer, excise, personal property, wealth, capital gains, interest equalization or similar tax, assessment or other governmental charge;
(c)any tax, assessment or other governmental charge imposed on foreign personal holding company income or by reason of a holder (or the beneficial owner for whose benefit such holder holds such notes), or a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, the holder or beneficial owner, if that holder or beneficial owner is an estate, trust, partnership or corporation, being or having been a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or a personal holding company with respect to the United States or a corporation that accumulates earnings to avoid U.S. federal income tax;
(d)any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of or premium, if any, or interest on such holder’s notes;
(e)any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of and premium, if any, or interest on any note if that payment can be made without withholding by any other paying agent;
(f)any tax, assessment or other governmental charge which would not have been imposed but for the failure of a holder (or the beneficial owner for whose benefit such holder holds the notes), or a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of power over, the holder or beneficial owner, if that holder or beneficial owner is an estate, trust, partnership or corporation, or any intermediary through which a beneficial owner holds notes to comply with our request to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the beneficial owner or any holder of the notes (including, but not limited to, the requirement to provide Internal Revenue Service Forms W-8BEN, Forms W-8BEN-E, Forms W-8ECI, or any subsequent versions thereof or successor thereto, and including, without limitation, any documentation requirement under an applicable income tax treaty);
(g)any tax, assessment or other governmental charge imposed as a result of a holder (or the beneficial owner for whose benefit such holder holds such notes), or a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, the holder or beneficial owner, if that holder or beneficial owner is an estate, trust, partnership or corporation, being or having been (1) a 10% shareholder (as defined in Section 871(h)(3)(B) of the Code, and the regulations that may be promulgated thereunder) of our company or (2) a controlled foreign corporation that is related to us within the meaning of Section 864(d)(4) of the Code, or (3) a bank receiving interest described in Section 881(c)(3)(A) of the Code;
(h)any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;
(i)any taxes payable under Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections), any current or future regulations or other guidance thereunder, or any agreement (including any intergovernmental agreement) entered into in connection therewith;
(j)any combination of items (a), (b), (c), (d), (e), (f), (g), (h), and (i); or
(k)with respect to the 2022 Notes and April 2025 Notes, any withholding or deduction that is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC relating to the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such Directive (or any successor version that is substantively comparable) or any combination of items (a), (b), (c), (d), (e), (f), (g), (h), (i) and this item (k);

Exhibit 4.16
nor will we pay any additional amounts to any holder that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership or limited liability company to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary or a member of that partnership, limited liability company or a beneficial owner thereof would not have been entitled to the payment of those additional amounts had that beneficiary, settlor, member or beneficial owner received directly its beneficial or distributive share of the payment.

As used in the preceding paragraph, the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury Regulations), or any estate or trust the income of which is subject to United States federal income taxation regardless of its source. As used under this heading “Payment of Additional Amounts” and under the heading “Redemption Upon Tax Event”, the term “United States” means the United States of America, the states of the United States, and the District of Columbia.

The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the senior notes. Except as specifically provided under this heading “Payment of Additional Amounts,” we will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

Repurchase Upon a Change of Control

If a Change of Control Triggering Event occurs with respect to any series of notes, unless the Issuer has redeemed such series of notes in full, as described above, has defeased such series of notes or has satisfied and discharged such series of notes as described below, the Issuer will make an offer to each holder of the applicable series of notes (the “Change of Control Offer”) to repurchase any and all of such holder’s notes of such series at a repurchase price in cash equal to 101% of the aggregate principal amount of such notes (such principal amount to be equal to €100,000 or an integral multiple of €1,000 in excess thereof), plus accrued and unpaid interest, if any, thereon, to, but excluding, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, notice shall be delivered to holders of notes of such series describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase such notes on the date specified in the notice, which date will be no earlier than 15 days and no later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”), pursuant to the procedures required by the notes and described in such notice. Notwithstanding the foregoing, installments of interest on any series of notes that are due and payable on interest payment dates falling on or prior to the Change of Control Payment Date will be payable on such interest payment dates to the registered holders as of the close of business on the relevant record dates in accordance with such series of notes and the indenture. The Issuer must comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control repurchase provisions of the notes, the Issuer will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control repurchase provisions of the notes by virtue of such conflicts.

On the Change of Control Payment Date, the Issuer will be required, to the extent lawful, to
•accept for payment all notes or portions of notes of the applicable series properly tendered pursuant to the Change of Control Offer;
•deposit with the Trustee or a paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes of the applicable series properly tendered; and
•deliver or cause to be delivered to the Trustee the notes properly accepted, together with an officer’s certificate stating the principal amount of notes or portions of notes of such series being repurchased.

Exhibit 4.16
“Below Investment Grade Rating Event” means, with respect to a series of notes, such notes are downgraded below Investment Grade Rating by any two of the Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by Thermo Fisher (or Thermo Fisher International with respect to the Floating Rate Notes) of the occurrence of a Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period shall be extended so long as the rating of such notes is under publicly announced consideration for possible downgrade by at least two of such Rating Agencies on such 60th day, such extension to last with respect to each such Rating Agency until the date on which such Rating Agency considering such possible downgrade either (x) rates such notes below Investment Grade or (y) publicly announces that it is no longer considering such notes for possible downgrade, provided that no such extension will occur if on such 60th day such notes are rated Investment Grade by at least two of such Rating Agencies in question and are not subject to review for possible downgrade by such Rating Agencies).

“Change of Control” means the occurrence of any of the following:

(1)the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Thermo Fisher and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than Thermo Fisher or one of its direct or indirect wholly-owned subsidiaries;
(2)the consummation of any transaction (including, without limitation, any merger or consolidation) as a result of which any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of Thermo Fisher’s outstanding voting stock or other voting stock into which Thermo Fisher’s voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;
(3)Thermo Fisher consolidates with, or merges with or into, any “person” or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), or any “person” or “group” consolidates with, or merges with or into, Thermo Fisher, in any such event pursuant to a transaction in which any of Thermo Fisher’s voting stock or the voting stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of Thermo Fisher’s voting stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction;
(4)with respect to the 2022 Notes and April 2025 Notes, the first day on which a majority of the members of Thermo Fisher’s board of directors are not Continuing Directors; or
(5)the adoption of a plan relating to Thermo Fisher’s liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (a) Thermo Fisher becomes a direct or indirect wholly-owned subsidiary of a holding company (which shall include a parent company) and (b)(i) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of Thermo Fisher’s voting stock immediately prior to that transaction or (ii) no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the voting stock of such holding company immediately following such transaction.

For purposes of this definition, “voting stock” means with respect to any specified person (as that term is used in Section 13(d)(3) of the Exchange Act) capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right to vote has been suspended by the happening of such a contingency.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Thermo Fisher and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that Thermo Fisher offer to repurchase the notes as a result of a sale, lease, transfer, conveyance or

Exhibit 4.16
other disposition of less than all of the assets of Thermo Fisher and its subsidiaries taken as a whole to another person or group may be uncertain.

“Change of Control Triggering Event” means, with respect to any series of notes, the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the board of directors of Thermo Fisher who (1) was a member of the board of directors of Thermo Fisher on the date of the issuance of the April 2025 Notes; or (2) was nominated for election or elected to the board of directors of Thermo Fisher with the approval of a majority of the Continuing Directors who were members of such board of directors of Thermo Fisher at the time of such nomination or election (either by specific vote or by approval of Thermo Fisher’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

Under a 2009 Delaware Chancery Court interpretation of the foregoing definition of “Continuing Directors,” a board of directors may approve, for purposes of such definition, a slate of shareholder nominated directors without endorsing them, or while simultaneously recommending and endorsing its own slate instead. The foregoing interpretation would permit our board to approve a slate of directors that included a majority of dissident directors nominated pursuant to a proxy contest, and the ultimate election of such dissident slate would not constitute a “Change of Control Triggering Event” that would trigger a right of a holder of April 2025 Notes to require us to repurchase such notes as described above.

“Fitch” means Fitch Ratings Limited, and any successor to its rating agency business.

“Investment Grade Rating” means a rating by Moody’s equal to or higher than Baa3 (or the equivalent under a successor rating category of Moody’s) or a rating by S&P equal to or higher than BBB- (or the equivalent under any successor rating category of S&P) or a rating by Fitch equal to or higher than BBB- (or the equivalent under any successor rating category of Fitch).

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Rating Agencies” means (1) Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the applicable series of notes or fails to make a rating of such notes publicly available for any reason, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by Thermo Fisher (as certified by a resolution of its board of directors) as a replacement agency for any of Moody’s, S&P or Fitch, or all of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and any successor to its rating agency business.

Certain Covenants

Floating Rate Notes

Limitations on Liens. Thermo Fisher will not, and will not permit any of its subsidiaries to, create, incur, assume or otherwise cause to become effective any Lien (other than permitted Liens) on any Principal Property or upon shares of stock of any Principal Subsidiary (whether such Principal Property or shares are now existing or owned or hereafter created or acquired), to secure any indebtedness of Thermo Fisher, any of its subsidiaries or any indebtedness of any other Person, unless Thermo Fisher or such subsidiary also secures all payments due under the Floating Rate Notes, the guarantees of the Floating Rate Notes and guarantees of all debt securities of any series having the benefit of this covenant (together with, if Thermo Fisher shall so determine, any other indebtedness of Thermo Fisher or any subsidiary of Thermo Fisher then existing or thereafter created ranking equally with the Floating Rate Notes, the guarantees of the Floating Rate Notes or such subsidiary indebtedness), on an equal and ratable basis with such other indebtedness so secured (or, in the case of indebtedness subordinated to the Floating Rate Notes, the guarantees of the Floating Rate Notes or such subsidiary indebtedness, prior or senior thereto, with the same relative priority as the Floating Rate Notes, the guarantees of the Floating Rate Notes or such subsidiary

Exhibit 4.16
indebtedness will have with respect to such subordinated indebtedness) for so long as such other indebtedness shall be so secured. The indenture contains the following exceptions to the foregoing prohibition:
(a)Liens existing on the date when the Issuer first issued the Floating Rate Notes pursuant to the indenture;
(b)Liens on property owned or leased by a Person existing at the time such Person is merged with or into or consolidated with Thermo Fisher or any of its subsidiaries or Thermo Fisher or one or more of its subsidiaries acquires directly or indirectly all or substantially all of the stock or assets of such Person; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into, consolidated with or acquired by Thermo Fisher or such subsidiary;
(c)Liens on property existing at the time of acquisition thereof by Thermo Fisher or any of its subsidiaries, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by Thermo Fisher or such subsidiary;
(d)Liens to secure indebtedness incurred prior to, at the time of or within 18 months after the later of the acquisition of any property and the completion of the construction, alteration, repair or improvement of any property, as the case may be, for the purpose of financing all or a part of the purchase price thereof or cost of the construction, alteration, repair or improvement thereof and Liens to the extent they secure indebtedness in excess of such purchase price or cost and for the payment of which recourse may be had only against such property;
(e)Liens in favor of the United States or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens;
(f)any Lien securing indebtedness of a subsidiary of Thermo Fisher owing to Thermo Fisher or to one or more of Thermo Fisher’s subsidiaries;
(g)Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal taxation pursuant to Section 103 of the Code;
(h)Liens created, incurred or assumed in connection with an industrial revenue bond, pollution control bond or similar financing between Thermo Fisher or any subsidiary of Thermo Fisher and any federal, state or municipal government or other government body or quasi-governmental agency;
(i)any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in clauses (a) through (h) above, inclusive, so long as (1) the principal amount of the indebtedness secured thereby does not exceed the principal amount of indebtedness so secured at the time of the extension, renewal or replacement (except that, where an additional principal amount of indebtedness is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the Lien as well) and (2) the Lien is limited to the same property subject to the Lien so extended, renewed or replaced (and improvements on the property); and
(j)any Lien on a Principal Property or the shares of stock of a Principal Subsidiary that would not otherwise be permitted by clauses (a) through (i) above, inclusive, securing indebtedness which, together with:
•the aggregate outstanding principal amount of all other indebtedness of Thermo Fisher and its subsidiaries secured by Liens on a Principal Property or the shares of stock of a Principal Subsidiary that is permitted solely pursuant to this clause (j), and
•the aggregate Value of existing Sale and Leaseback Transactions that are permitted solely pursuant to clause (c) of “Limitation on Sale and Leaseback Transactions” and are still in existence, does not exceed 10% of Thermo Fisher’s Consolidated Net Assets.

In order to constitute a “Principal Property” under the indenture, a property must have a book value in excess of 3% of Thermo Fisher’s most recently calculated Consolidated Net Assets.

Limitation on Sale and Leaseback Transactions. Thermo Fisher will not, and will not permit any of its subsidiaries to, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless:

(a)Thermo Fisher or such subsidiary could incur indebtedness, in a principal amount at least equal to the Value of such Sale and Leaseback Transaction, secured by a Lien on the Principal Property to be leased

Exhibit 4.16
(without equally and ratably securing debt securities of any series having the benefit of this covenant) pursuant to clauses (a) through (i) under “Limitations on Liens” above;
(b)Thermo Fisher or any subsidiary of Thermo Fisher applies, during the six months following the effective date of the Sale and Leaseback Transaction, an amount equal to the Value of the Sale and Leaseback Transaction to either (or a combination of) the voluntary retirement of Funded Debt or to the acquisition of property; or
(c)the aggregate Value of such Sale and Leaseback Transaction plus the Value of all other Sale and Leaseback Transactions of Principal Properties, entered into after the date of the first issuance of the Floating Rate Notes under the indenture, permitted solely by this clause (c) and still in existence, plus the aggregate amount of all indebtedness secured by Liens permitted solely by clause (j) of “Limitations on Liens” does not exceed 10% of Consolidated Net Assets.

Business Activities. Thermo Fisher International will not engage in any activities or take any action that would be inconsistent with the definition of “finance subsidiary” within the meaning of Rule 3-10 of Regulation S-X under the Securities Act.

Certain Other Covenants. The indenture contains certain other covenants regarding, among other matters, corporate existence and reports to holders of debt securities. The Floating Rate Notes do not contain any additional financial or restrictive covenants, including covenants relating to total indebtedness, interest coverage, stock repurchases, recapitalizations, dividends and distributions to shareholders or current ratios. The provisions of the indenture do not afford holders of debt securities issued thereunder protection in the event of a sudden or significant decline in the Issuer’s credit quality or the credit quality of Thermo Fisher or in the event of a takeover, recapitalization or highly leveraged or similar transaction involving the Issuer, Thermo Fisher or any of its affiliates that may adversely affect such holders.

Consolidation, Merger and Sale of Assets. The Issuer will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its or its subsidiaries’ property and assets taken as a whole (in one transaction or a series of related transactions) to any Person, or permit any Person to merge with or into it, unless:

•(1) the continuing Person is Thermo Fisher International or Thermo Fisher or (2) the continuing Person formed by such consolidation or into which the Issuer is merged or that acquired or leased such property and assets (the “Surviving Person”), shall be a Person organized and validly existing under the laws of the United States of America or any jurisdiction thereof, or a Person validly existing under the laws of Switzerland, the United Kingdom, The Netherlands or any other member state of the European Union as of the date of the indenture, and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of Thermo Fisher International’s obligations under the indenture and the Floating Rate Notes;
•immediately after giving effect to such transaction, no default or event of default (each as defined in the indenture) shall have occurred and be continuing; and
•Thermo Fisher International delivers to the Trustee an officer’s certificate and opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

The Surviving Person will succeed to, and be substituted for, the Issuer under the indenture and the Floating Rate Notes and, except in the case of a lease, the Issuer shall be released of all obligations under the indenture and the Floating Rate Notes.

Thermo Fisher will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its or its subsidiaries’ property and assets taken as a whole (in one transaction or a series of related transactions) to any Person, or permit any Person to merge with or into it, unless:

•(1) the continuing Person is Thermo Fisher or (2) the continuing Person formed by such consolidation or into which Thermo Fisher is merged or that acquired or leased such property and assets, shall be a Person validly existing under the laws of the United States of America or any jurisdiction thereof, or a jurisdiction

Exhibit 4.16
outside of the United States, and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of Thermo Fisher’s obligations under the indenture and the Floating Rate Notes;
•immediately after giving effect to such transaction, no default or event of default (each as defined in the indenture) shall have occurred and be continuing; and
•Thermo Fisher delivers to the Trustee an officer’s certificate and opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

Definition of Certain Terms. The following are the meanings of certain terms that are important in understanding the covenants described above with respect to Floating Rate Notes.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with U.S. GAAP as in effect on the date of the indenture.

“Consolidated Net Assets” means the consolidated total assets of Thermo Fisher and its subsidiaries as reflected in the most recent balance sheet of Thermo Fisher prepared in accordance with U.S. GAAP as in effect at the time of such determination, less (a) all current liabilities (excluding any notes and loans payable, current maturities of long-term debt, the current portion of deferred revenue and obligations under capital leases) and (b) acquisition-related intangible assets in accordance with U.S. GAAP as in effect at the time of such determination. Consolidated Net Assets includes the goodwill of Thermo Fisher and its subsidiaries.

“Funded Debt” means, as of any date of determination, Thermo Fisher’s indebtedness or the indebtedness of a subsidiary of Thermo Fisher maturing by its terms more than one year after its creation and indebtedness classified as long-term debt under U.S. GAAP as in effect on the date of the indenture, and in each case ranking at least pari passu with the Floating Rate Notes, the Thermo Fisher guarantee of the Floating Rate Notes or the other senior indebtedness of such subsidiary of Thermo Fisher.

“indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)in respect of borrowed money;
(2)evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); and
(3)in respect of Capital Lease Obligations.

In addition, the term “indebtedness” includes (x) all indebtedness (as defined above) of others secured by a Lien on any asset of the specified Person (whether or not such indebtedness is assumed by the specified Person), provided that the amount of such indebtedness will be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such indebtedness, and (y) to the extent not otherwise included, the guarantee by the specified Person of any indebtedness (as defined above) of any other Person.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.

“Original Issue Discount Security” means any debt security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of maturity thereof pursuant to the indenture.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, joint-stock company, association, trust, unincorporated organization or government or any agency or political subdivision of a government or governmental agency.

Exhibit 4.16
“Principal Property” means any single parcel of real property or any permanent improvement thereon (i) owned by Thermo Fisher or any of its subsidiaries located in the United States, including Thermo Fisher’s principal corporate office, any manufacturing facility or plant or any portion thereof and (ii) having a book value, as of the date of determination, in excess of 3% of Thermo Fisher’s most recently calculated Consolidated Net Assets. Principal Property does not include any property that Thermo Fisher’s board of directors has determined not to be of material importance to the business conducted by Thermo Fisher and its subsidiaries, taken as a whole.

“Principal Subsidiary” means any direct or indirect subsidiary of Thermo Fisher that owns a Principal Property.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by Thermo Fisher or any subsidiary of any Principal Property which has been or is to be sold or transferred by Thermo Fisher or such subsidiary to such Person, excluding (1) temporary leases for a term, including renewals at the option of the lessee, of not more than three years, (2) leases between Thermo Fisher and a subsidiary or between subsidiaries of Thermo Fisher, (3) leases of a Principal Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property and (4) arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended.

“U.S. GAAP” means generally accepted accounting principles set forth in the FASB Accounting Standards Codification or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Value” means, with respect to a Sale and Leaseback Transaction, an amount equal to the net present value of the lease payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items that do not constitute payments for property rights) with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease, discounted at the weighted average interest rate on the debt securities of all series (including the yield to maturity on any Original Issue Discount Securities) which are outstanding on the effective date of such Sale and Leaseback Transaction.

Fixed Rate Notes

Limitations on Liens. The Issuer will not, and will not permit any of its subsidiaries to, create, incur, assume or otherwise cause to become effective any Lien (other than permitted Liens) on any Principal Property or upon shares of stock of any Principal Subsidiary (whether such Principal Property or shares are now existing or owned or hereafter created or acquired), to secure any indebtedness of the Issuer, any of its subsidiaries or any indebtedness of any other Person, unless the Issuer or such subsidiary also secures all payments due under the Fixed Rate Notes and all senior debt securities of any series having the benefit of this covenant (together with, if the Issuer shall so determine, any other indebtedness of the Issuer or any subsidiary of the Issuer then existing or thereafter created ranking equally with the Fixed Rate Notes), on an equal and ratable basis with such other indebtedness so secured (or, in the case of indebtedness subordinated to the Fixed Rate Notes, prior or senior thereto, with the same relative priority as the Fixed Rate Notes issued pursuant to the indenture will have with respect to such subordinated indebtedness) for so long as such other indebtedness shall be so secured. The indenture contains the following exceptions to the foregoing prohibition:

(a)Liens existing on the date when the Issuer first issued the applicable series of Fixed Rate Notes pursuant to the indenture;
(b)Liens on property owned or leased by a Person existing at the time such Person is merged with or into or consolidated with the Issuer or any subsidiary of the Issuer or the Issuer or one or more of its subsidiaries acquires directly or indirectly all or substantially all of the stock or assets of such Person; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into, consolidated with or acquired by the Issuer or such subsidiary;
(c)Liens on property existing at the time of acquisition thereof by the Issuer or any subsidiary of the Issuer, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Issuer or such subsidiary;

Exhibit 4.16
(d)Liens to secure indebtedness incurred prior to, at the time of or within 18 months after the later of the acquisition of any property and the completion of the construction, alteration, repair or improvement of any property, as the case may be, for the purpose of financing all or a part of the purchase price thereof or cost of the construction, alteration, repair or improvement thereof and Liens to the extent they secure indebtedness in excess of such purchase price or cost and for the payment of which recourse may be had only against such property;
(e)Liens in favor of the United States or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens;
(f)any Lien securing indebtedness of a subsidiary owing to the Issuer or to one or more of its subsidiaries;
(g)Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal taxation pursuant to Section 103 of the Internal Revenue Code;
(h)Liens created, incurred or assumed in connection with an industrial revenue bond, pollution control bond or similar financing between the Issuer or any subsidiary of the Issuer and any federal, state or municipal government or other government body or quasi-governmental agency;
(i)any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in clauses (a) through (h) above, inclusive, so long as (1) the principal amount of the indebtedness secured thereby does not exceed the principal amount of indebtedness so secured at the time of the extension, renewal or replacement (except that, where an additional principal amount of indebtedness is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the Lien as well) and (2) the Lien is limited to the same property subject to the Lien so extended, renewed or replaced (and improvements on the property); and
(j)any Lien on a Principal Property or the shares of stock of a Principal Subsidiary that would not otherwise be permitted by clauses (a) through (i) above, inclusive, securing indebtedness which, together with:
•the aggregate outstanding principal amount of all other indebtedness of the Issuer and its subsidiaries secured by Liens on a Principal Property or the shares of stock of a Principal Subsidiary that is permitted solely pursuant to this clause (j), and
•the aggregate Value of existing Sale and Leaseback Transactions that are permitted solely pursuant to clause (c) of “Limitation on Sale and Leaseback Transactions” and are still in existence, does not exceed 10% of Consolidated Net Assets.

In order to constitute a “Principal Property” under the indenture, a property must have a book value in excess of 3% of the most recently calculated Consolidated Net Assets.

Limitation on Sale and Leaseback Transactions. The Issuer will not, and will not permit any of its subsidiaries to, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless:

(a)the Issuer or such subsidiary could incur indebtedness, in a principal amount at least equal to the Value of such Sale and Leaseback Transaction, secured by a Lien on the Principal Property to be leased (without equally and ratably securing debt securities of any series having the benefit of this covenant) pursuant to clauses (a) through (i) under “Limitations on Liens” above;
(b)the Issuer applies, during the six months following the effective date of the Sale and Leaseback Transaction, an amount equal to the Value of the Sale and Leaseback Transaction to either (or a combination of) the voluntary retirement of Funded Debt or to the acquisition of property; or
(c)the aggregate Value of such Sale and Leaseback Transaction plus the Value of all other Sale and Leaseback Transactions of Principal Properties entered into after the date of the issuance of the Fixed Rate Notes permitted solely by this clause (c) and still in existence, plus the aggregate amount of all indebtedness secured by Liens permitted solely by clause (j) of “Limitations on Liens” does not exceed 10% of Consolidated Net Assets.

Certain Other Covenants. The indenture contains certain other covenants regarding, among other matters, corporate existence and reports to holders of Fixed Rate Notes. The Fixed Rate Notes do not contain any additional financial

Exhibit 4.16
or restrictive covenants, including covenants relating to total indebtedness, interest coverage, stock repurchases, recapitalizations, dividends and distributions to shareholders or current ratios. The provisions of the indenture do not afford holders of Fixed Rate Notes issued thereunder protection in the event of a sudden or significant decline in the Issuer’s credit quality or in the event of a takeover, recapitalization or highly leveraged or similar transaction involving the Issuer or any of its affiliates that may adversely affect such holders.

Consolidation, Merger and Sale of Assets. The Issuer will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its and its subsidiaries property and assets taken as a whole (in one transaction or a series of related transactions) to any Person, or permit any Person to merge with or into the Issuer, unless:

•the Issuer shall be the continuing Person, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or that acquired or leased such property and assets (the “Surviving Person”), shall be a Person organized and validly existing under the laws of the United States of America or any jurisdiction thereof, or, subject to certain conditions (including an obligation to pay additional amounts in respect of withholding taxes), a jurisdiction outside the United States, and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the Issuer’s obligations under the indenture and the Fixed Rate Notes;

•immediately after giving effect to such transaction, no default or event of default (each as defined in the indenture) shall have occurred and be continuing; and

•the Issuer delivers to the Trustee an officer’s certificate and opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

The Surviving Person will succeed to, and be substituted for, the Issuer under the indenture and the Fixed Rate Notes and, except in the case of a lease, the Issuer shall be released of all obligations under the indenture and the Fixed Rate Notes.

Definition of Certain Terms. The following are the meanings of terms that are important in understanding the covenants described above with respect to the Fixed Rate Notes.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with U.S. GAAP as in effect on the date of the indenture.

“Consolidated Net Assets” means the consolidated total assets of the Issuer and its subsidiaries as reflected in its most recent balance sheet prepared in accordance with U.S. GAAP as in effect at the time of such determination, less (a) all current liabilities (excluding any notes and loans payable, current maturities of long-term debt, the current portion of deferred revenue and obligations under capital leases) and (b) acquisition-related intangible assets in accordance with U.S. GAAP in effect at the time of such determination. Consolidated Net Assets includes goodwill of the Issuer and its subsidiaries.

“Funded Debt” means, as of any date of determination, the Issuer’s indebtedness or the indebtedness of a subsidiary maturing by its terms more than one year after its creation and indebtedness classified as long-term debt under U.S. GAAP as in effect on the date of the indenture, and in each case ranking at least pari passu with the senior debt securities.

“indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

1)in respect of borrowed money;
2)evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); and
3)in respect of Capital Lease Obligations.

Exhibit 4.16
In addition, the term “indebtedness” includes (x) all indebtedness (as defined above) of others secured by a Lien on any asset of the specified Person (whether or not such indebtedness is assumed by the specified Person), provided that the amount of such indebtedness will be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such indebtedness, and (y) to the extent not otherwise included, the guarantee by the specified Person of any indebtedness (as defined above) of any other Person.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.

“Original Issue Discount Security” means any debt security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of maturity thereof pursuant to the indenture.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, joint-stock company, association, trust, unincorporated organization or government or any agency or political subdivision of a government or governmental agency.

“Principal Property” means any single parcel of real property or any permanent improvement thereon (i) owned by the Issuer or any of its subsidiaries located in the United States, including the Issuer’s principal corporate office, any manufacturing facility or plant or any portion thereof and (ii) having a book value, as of the date of determination, in excess of 3% of the most recently calculated Consolidated Net Assets. Principal Property does not include any property that the Issuer’s board of directors has determined not to be of material importance to the business conducted by the Issuer and its subsidiaries, taken as a whole.

“Principal Subsidiary” means any direct or indirect subsidiary of the Issuer that owns a Principal Property.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Issuer or any subsidiary of any Principal Property which has been or is to be sold or transferred by the Issuer or such subsidiary to such Person, excluding (1) temporary leases for a term, including renewals at the option of the lessee, of not more than three years, (2) leases between the Issuer and a subsidiary or between subsidiaries of the Issuer, (3) leases of a Principal Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property, and (4) arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended.

“U.S. GAAP” means generally accepted accounting principles set forth in the FASB Accounting Standards Codification or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Value” means, with respect to a Sale and Leaseback Transaction, an amount equal to the net present value of the lease payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items that do not constitute payments for property rights) with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease, discounted at the weighted average interest rate on the debt securities of all series (including the yield to maturity on any Original Issue Discount Securities) which are outstanding on the effective date of such Sale and Leaseback Transaction.

Events of Default

Floating Rate Notes

The indenture defines an Event of Default with respect to the Floating Rate Notes as any of the following:

Exhibit 4.16
•Default in the payment of the principal or any premium on the Floating Rate Notes when due (whether at maturity, upon acceleration, redemption or otherwise);

•Default for 30 days in the payment of interest on the Floating Rate Notes when due;

•Failure by the Issuer or Thermo Fisher to observe or perform any other term of the indenture for a period of 90 days after the Issuer or Thermo Fisher, as applicable, receives a notice of default stating the Issuer or Thermo Fisher is in breach. The notice must be sent by either the Trustee or holders of 25% of the principal amount of Floating Rate Notes of the affected series;

•(1) Failure by the Issuer or Thermo Fisher to pay indebtedness for money the Issuer or Thermo Fisher borrowed or guaranteed the payment of in an aggregate principal amount of at least $150 million at the later of final maturity and the expiration of any related applicable grace period and such defaulted payment shall not have been made, waived or extended within 30 days or (2) acceleration of the maturity of any indebtedness for money the Issuer or Thermo Fisher borrowed or guaranteed the payment of in an aggregate principal amount of at least $150 million, if such indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days; provided, however, that, if the default under the instrument is cured by the Issuer or Thermo Fisher, or waived by the holders of the indebtedness, in each case as permitted by the governing instrument, then the Event of Default under the indenture governing the Floating Rate Notes caused by such default will be deemed likewise to be cured or waived;

•Certain events in bankruptcy, insolvency or reorganization with respect to the Issuer or Thermo Fisher; and

•The guarantee of the obligations under the Floating Rate Notes is determined in a final, non-appealable judgment to be unenforceable or invalid or such guarantee is asserted in writing by Thermo Fisher International or Thermo Fisher to no longer be in full force and effect and enforceable in accordance with its terms.

The indenture provides that the Trustee may withhold notice to the holders of any series of debt securities issued thereunder of any default if the Trustee’s board of directors, executive committee, or a trust committee of directors or trustees and/or certain officers of the Trustee in good faith determine it in the interest of such holders to do so.

Remedies If an Event of Default Occurs. The indenture provides that if an Event of Default has occurred with respect to a series of debt securities and has not been cured, the Trustee or the holders of not less than 25% in principal amount of the debt securities of that series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an Event of Default occurs because of certain events in bankruptcy, insolvency or reorganization with respect to the Issuer or Thermo Fisher, the principal amount of all the debt securities will be automatically accelerated, without any action by the Trustee or any holder. The holders of a majority in aggregate principal amount of the debt securities of the affected series may by written notice to the Issuer, Thermo Fisher and the Trustee may, on behalf of the holders of the debt securities of the affected series, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, such debt securities.

Where the Trustee has some special duties, the Trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the Trustee protection from expenses and liability (called an “indemnity”). If indemnity satisfactory to the Trustee is provided, the holders of a majority in principal amount of the outstanding debt securities of the affected series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. Subject to certain exceptions contained in the indenture, these majority holders may also direct the Trustee in performing any other action under the indenture.

Before a holder of debt securities bypasses the Trustee and brings its own lawsuit or other formal legal action or takes other steps to enforce its rights or protect its interests relating to the debt securities, the following must occur:

Exhibit 4.16
•The holder of debt securities must give the Trustee written notice that an Event of Default has occurred and remains uncured.

•The holders of 25% in principal amount of all outstanding debt securities of the affected series must make a written request that the Trustee take action because of the Event of Default, and must offer reasonable indemnity to the Trustee against the cost and other liabilities of taking that action.

•The Trustee must have failed to take action for 60 days after receipt of the above notice and offer of indemnity and during such 60-day period, the Trustee has not received a contrary instruction from holders of a majority in principal amount of all outstanding debt securities of that series.

However, a holder of notes is entitled at any time to bring a lawsuit for the payment of money due on its debt securities on or after the due date of that payment.

The Issuer will furnish to the Trustee every year a written statement of one of its officers certifying that to such officer’s knowledge the Issuer is in compliance with the indenture and the debt securities, or else specifying any default.

Fixed Rate Notes

The indenture defines an Event of Default with respect to any series of Fixed Rate Notes issued pursuant to the indenture. Events of Default on the Fixed Rate Notes are any of the following:

•Default in the payment of the principal or any premium on Fixed Rate Notes when due (whether at maturity, upon acceleration, redemption or otherwise);

•Default for 30 days in the payment of interest on Fixed Rate Notes when due;

•Failure by Thermo Fisher to observe or perform any other term of the indenture for a period of 90 days after it receives a notice of default stating that it is in breach. The notice must be sent by either the Trustee or holders of 25% of the principal amount of the Fixed Rate Notes of the affected series;

•(1) Failure by Thermo Fisher to pay indebtedness for money it borrowed or guaranteed the payment of in an aggregate principal amount of at least $100 million, in the case of the 2022 Notes, 2024 Notes, April 2025 Notes, 2026 Notes, 2027 Notes, September 2028 Notes, 2029 Notes or 2037 Notes, or $150 million, in the case of the March 2025 Notes, March 2028 Notes, 2031 Notes, 2039 Notes or 2049 Notes, at the later of final maturity and the expiration of any related applicable grace period and such defaulted payment shall not have been made, waived or extended within 30 days or (2) acceleration of the maturity of any indebtedness for money that the Issuer borrowed or guaranteed the payment of in an aggregate principal amount of at least $100 million, in the case of the 2022 Notes, 2024 Notes, April 2025 Notes, 2026 Notes, 2027 Notes, September 2028 Notes, 2029 Notes or 2037 Notes, or $150 million, in the case of the March 2025 Notes, March 2028 Notes, 2031 Notes, 2039 Notes or 2049 Notes, if such indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days; provided, however, that, if the default under the instrument is cured by the Issuer, or waived by the holders of the indebtedness, in each case as permitted by the governing instrument, then the Event of Default under the indenture governing the Fixed Rate Notes caused by such default will be deemed likewise to be cured or waived; and

•Certain events in bankruptcy, insolvency or reorganization with respect to Thermo Fisher.

The indenture provides that the Trustee may withhold notice to the holders of any series of senior debt securities issued thereunder of any default if the Trustee’s board of directors, executive committee, or a trust committee of directors or trustees and/or certain officers of the Trustee in good faith determine it in the interest of such holders to do so.

Exhibit 4.16
Remedies If an Event of Default Occurs. The indenture provides that if an Event of Default has occurred with respect to a series of Fixed Rate Notes and has not been cured, the Trustee or the holders of not less than 25% in principal amount of the Fixed Rate Notes of that series may declare the entire principal amount of all the Fixed Rate Notes of that series, and accrued interest, if any, to be due and immediately payable. This is called a declaration of acceleration of maturity. If an Event of Default occurs because of certain events in bankruptcy, insolvency or reorganization with respect to the Issuer, the principal amount of all the senior debt securities will be automatically accelerated, without any action by the Trustee or any holder. The holders of a majority in aggregate principal amount of the senior debt securities of the affected series may by written notice to the Issuer and the Trustee may, on behalf of the holders of the senior debt securities of the affected series, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, such senior debt securities.

Except as may otherwise be provided in the indenture in cases of default, where the Trustee has some special duties, the Trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the Trustee protection from expenses and liability (called an “indemnity”). If indemnity satisfactory to the Trustee is provided, the holders of a majority in principal amount of the outstanding notes of the affected series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. Subject to certain exceptions contained in the indenture, these majority holders may also direct the Trustee in performing any other action under the indenture.

Before a holder of Fixed Rate Notes bypasses the Trustee and brings its own lawsuit or other formal legal action or takes other steps to enforce its rights or protect its interests relating to the notes, the following must occur:

•The holder must give the Trustee written notice that an Event of Default has occurred and remains uncured.

•The holders of 25% in principal amount of all outstanding notes of the affected series must make a written request that the Trustee take action because of the Event of Default and must offer reasonable indemnity to the Trustee against the cost and other liabilities of taking that action.

•The Trustee must have failed to take action for 60 days after receipt of the above notice and offer of indemnity and during such 60-day period, the Trustee has not received a contrary instruction from holders of a majority in principal amount of all outstanding notes of such series.

However, a holder of Fixed Rate Notes is entitled at any time to bring a lawsuit for the payment of money due on its Fixed Rate Notes on or after the due date of that payment.

The Issuer will furnish to the Trustee every year a written statement of one to two of its officers certifying that to their knowledge the Issuer is in compliance with the indenture and the senior debt securities, or else specifying any default.

Satisfaction and Discharge

Floating Rate Notes

The indenture will cease to be of any further effect with respect to the Floating Rate Notes and the related guarantee, and the Trustee, upon the Issuer’s demand and at its expense, will execute appropriate instruments acknowledging the satisfaction and discharge of the indenture with respect to such Floating Rate Notes and the related guarantee if:

•the Issuer or Thermo Fisher have delivered to the Trustee for cancellation all such Floating Rate Notes theretofore authenticated under the indenture; or
•all Floating Rate Notes of that series not theretofore delivered to the Trustee for cancellation shall have become due and payable or by their terms will become due and payable within one year or are to be called for redemption within one year and, in each such case, the Issuer or Thermo Fisher shall have deposited with the Trustee sufficient cash or U.S. government or U.S. government agency notes or bonds (or

Exhibit 4.16
equivalent government obligations in the case of debt securities denominated in a currency other than U.S. dollars) that will generate enough cash to pay, at maturity or upon redemption, all such debt securities; and

if, in either case, the Issuer or Thermo Fisher also pay or cause to be paid all sums payable under the indenture with respect to such Floating Rate Notes, and the Issuer or Thermo Fisher delivers to the Trustee an officer’s certificate and an opinion of counsel, each stating that these conditions with respect to such Floating Rate Notes have been satisfied.

Fixed Rate Notes

The indenture will cease to be of further effect with respect to a series of Fixed Rate Notes and the Trustee, upon the Issuer’s demand and at its expense, will execute appropriate instruments acknowledging the satisfaction and discharge of the indenture upon compliance with certain conditions, including:

•the Issuer having paid all sums payable by it under the indenture, as and when the same shall be due and payable;

•the Issuer having delivered to the Trustee for cancellation all Fixed Rate Notes theretofore authenticated under the indenture;

•all Fixed Rate Notes of any series outstanding under the indenture not theretofore delivered to the Trustee for cancellation shall have become due and payable or are by their terms to become due and payable within one year and the Issuer shall have deposited with the Trustee sufficient cash or U.S. government or U.S. government agency notes or bonds that will generate enough cash to pay, at maturity or upon redemption, all such Fixed Rate Notes of any series outstanding under the indenture; or

•the Issuer having delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that these conditions have been satisfied.

Defeasance

Floating Rate Notes

Full Defeasance. The Issuer can legally release itself and Thermo Fisher from any payment or other obligations on the Floating Rate Notes and the related guarantee (called “full defeasance”) if the following conditions are met:

•The Issuer deposits or Thermo Fisher deposits in trust for the benefit of holders of Floating Rate Notes of the same series a combination of money and U.S. government or U.S. government agency notes or bonds (or equivalent government obligations in the case of Floating Rate Notes denominated in a currency other than U.S. dollars) that will generate enough cash to make interest, principal, any premium and any other payments on the Floating Rate Notes of that series on their various due dates.

•There is a change in current U.S. federal tax law or an IRS ruling that lets the Issuer or Thermo Fisher make the above deposit without causing holders of Floating Rate Notes to be taxed on the Floating Rate Notes any differently than if the Issuer or Thermo Fisher did not make the deposit and instead repaid the Floating Rate Notes themselves when due. Under current U.S. federal tax law, the deposit and the Issuer’s and Thermo Fisher’s legal release from the debt securities and the related guarantee would be treated as though the Issuer took back a holder’s Floating Rate Notes and gave such holder its share of the cash and debt securities or bonds deposited in trust. In that event, a holder of Floating Rate Notes could recognize gain or loss on the Floating Rate Notes it give back to the Issuer.

•The Issuer delivers or Thermo Fisher delivers to the Trustee a legal opinion of counsel confirming the tax law change or ruling described above.

Exhibit 4.16
If the Issuer ever did accomplish full defeasance, as described above, a holder of Floating Rate Notes would have to rely solely on the trust deposit for repayment of the Floating Rate Notes. You could not look to the Issuer or Thermo Fisher for repayment in the event of any shortfall.

However, even if the Issuer makes or Thermo Fisher makes the deposit in trust and opinion delivery arrangements discussed above, a number of obligations relating to the Floating Rate Notes will remain. These include the obligations:

•to register the transfer and exchange of Floating Rate Notes;

•to replace mutilated, destroyed, lost or stolen Floating Rate Notes;

•to maintain paying agencies; and

•to hold money for payment in trust.

Covenant Defeasance. Without any change of current U.S. federal tax law, the Issuer or Thermo Fisher can make the same type of deposit described above and be released from some of the covenants on the Floating Rate Notes and related guarantee. This is called “covenant defeasance.” In that event, a holder of Floating Rate Notes would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the Floating Rate Notes. In order to achieve covenant defeasance, the Issuer or Thermo Fisher must do the following:

•The Issuer or Thermo Fisher must deposit in trust for the benefit of holders Floating Rate Notes of the same series a combination of money and U.S. government or U.S. government agency notes or bonds (or equivalent government obligations in the case of Floating Rate Notes denominated in a currency other than U.S. dollars) that will generate enough cash to make interest, principal, any premium and any other payments on the Floating Rate Notes on their various due dates.

•The Issuer or Thermo Fisher must deliver to the Trustee a legal opinion of counsel confirming that under current U.S. federal income tax law the Issuer or Thermo Fisher may make the above deposit without causing holders of such series of Floating Rate Notes to be taxed on the Floating Rate Notes any differently than if the Issuer or Thermo Fisher did not make the deposit and instead repaid the Floating Rate Notes when due.

If the Issuer accomplishes covenant defeasance, a holder of such Floating Rate Notes can still look to the Issuer or Thermo Fisher for repayment of the Floating Rate Notes or the related guarantee if there were a shortfall in the trust deposit. In fact, if one of the Events of Default occurred (such as the Issuer’s or Thermo Fisher’s bankruptcy) and the Floating Rate Notes become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, a holder of such Floating Rate Notes may not be able to obtain payment of the shortfall.

Fixed Rate Notes

Full Defeasance. The Issuer can legally release itself from any payment or other obligations on the Fixed Rate Notes of any series (called “full defeasance”) if the following conditions are met:

•The Issuer deposits in trust for the benefit of holders of Fixed Rate Notes of the same series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, any premium and any other payments on the Fixed Rate Notes of that series on their various due dates.
•There is a change in current U.S. federal tax law or an IRS ruling that lets the Issuer make the above deposit without causing holders of Fixed Rate Notes to be taxed on the Fixed Rate Notes any differently than if the Issuer did not make the deposit and instead repaid the Fixed Rate Notes itself when due. Under current U.S. federal tax law, the deposit and the Issuer’s legal release from the Fixed Rate Notes would be treated as though the Issuer took back a holder’s Fixed Rate Notes and gave such holder its share of the cash and debt

Exhibit 4.16
securities or bonds deposited in trust. In that event, a holder of Fixed Rate Notes could recognize gain or loss on the Fixed Rate Notes it give back to the Issuer.
•The Issuer delivers to the Trustee a legal opinion of its counsel confirming the tax law change or ruling described above.

If the Issuer ever did accomplish full defeasance, as described above, a holder of Fixed Rate Notes would have to rely solely on the trust deposit for repayment of the debt securities. Such holders could not look to the Issuer for repayment in the event of any shortfall.

However, even if the Issuer makes the deposit in trust and opinion delivery arrangements discussed above, a number of its obligations relating to the Fixed Rate Notes will remain. These include the Issuer’s obligations:

•to register the transfer and exchange of Fixed Rate Notes;
•to replace mutilated, destroyed, lost or stolen Fixed Rate Notes;
•to maintain paying agencies; and
•to hold money for payment in trust.

Covenant Defeasance. Without any change of current U.S. federal tax law, the Issuer can make the same type of deposit described above and be released from some of the covenants on the Fixed Rate Notes of any series. This is called “covenant defeasance.” In that event, holders of Fixed Rate Notes would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the Fixed Rate Notes. In order to achieve covenant defeasance, the Issuer must do the following:

•The Issuer must deposit in trust for the benefit of holders of Fixed Rate Notes of the same series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, any premium and any other payments on the Fixed Rate Notes of that series on their various due dates.

•The Issuer must deliver to the Trustee a legal opinion of its counsel confirming that under current U.S. federal income tax law the Issuer may make the above deposit without causing holders of such series of Fixed Rate Notes to be taxed on the Fixed Rate Notes any differently than if it did not make the deposit and instead repaid the Fixed Rate Notes itself when due.

If the Issuer accomplishes covenant defeasance, a holder of such Fixed Rate Notes can still look to it for repayment of the Fixed Rate Notes if there were a shortfall in the trust deposit. In fact, if one of the Events of Default occurred (such as the Issuer’s bankruptcy) and the Fixed Rate Notes become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, a holder of such Fixed Rate Notes may not be able to obtain payment of the shortfall.

Modification and Waiver

Floating Rate Notes

There are three types of changes the Issuer can make to the indenture and the Floating Rate Notes.

Changes Requiring Approval of the Holder. First, there are changes that cannot be made to the Floating Rate Notes without specific approval of each holder. The following is a list of those types of changes:

•change the stated maturity of the principal or interest on the Floating Rate Notes;
•reduce any amounts due on the Floating Rate Notes;
•reduce the amount of principal payable upon acceleration of the maturity of the Floating Rate Notes following an Event of Default;
•change the place or currency of payment for the Floating Rate Notes;
•impair the holder’s right to sue for the enforcement of any payment on or with respect to the Floating Rate Notes;

Exhibit 4.16
•release Thermo Fisher from its obligations in respect of the guarantee of the Floating Rate Notes or modify Thermo Fisher’s obligations thereunder other than in accordance with the provisions of the indenture;
•reduce the percentage in principal amount of the Floating Rate Notes, the approval of whose holders is needed to modify or amend the indenture or the Floating Rate Notes;
•reduce the percentage in principal amount of the Floating Rate Notes, the approval of whose holders is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; and
•modify any other aspect of the provisions dealing with modification and waiver of the indenture, except to increase the percentage required for any modification or to provide that other provisions of the indenture may not be modified or waived without consent of the holder of each Floating Rate Note affected.

Changes Not Requiring Approval. The second type of change does not require any vote by holders of the Floating Rate Notes. This following is a list of those types of changes:

•cure any ambiguity, defect or inconsistency;
•evidence the succession of another entity to the Issuer’s obligations or the obligations of Thermo Fisher under the indenture;
•provide for uncertificated Floating Rate Notes in addition to or in place of certificated Floating Rate Notes;
•add to the Issuer’s covenants or Thermo Fisher’s covenants for the benefit of holders of outstanding Floating Rate Notes or to surrender any right or power the Issuer has or Thermo Fisher has under the indenture;
•add additional events of default;
•secure the Floating Rate Notes;
•make any change that does not adversely affect the rights of any holder of Floating Rate Notes in any material respect;
•issue additional Floating Rate Notes of any series;
•evidence and provide for a successor trustee and add to or change the provisions of the indenture to provide for or facilitate the administration of the trusts under the indenture; or
•comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

Changes Requiring a Majority Vote. Any other change to the indenture and the Floating Rate Notes would require the approval of the holders of a majority in principal amount of the Floating Rate Notes, or, if the change affects the Floating Rate Notes as well as the debt securities of one or more other series issued under the indenture, it must be approved by the holders of a majority in principal amount of the Floating Rate Notes and each other series of debt securities affected by the change. In each case, the required approval must be given by written consent.

The same vote would be required for the Issuer to obtain a waiver of a past default. However, the Issuer cannot obtain a waiver of a payment default or a waiver with respect to any other aspect of the indenture and the Floating Rate Notes listed in the first category described previously under “Changes Requiring Approval of the Holder” unless the Issuer obtains your individual consent to the waiver.

Fixed Rate Notes

There are three types of changes the Issuer can make to the indenture and the Fixed Rate Notes.

Changes Requiring Approval of the Holder. First, there are changes that cannot be made to the Fixed Rate Notes without specific approval of the holder. The following is a list of those types of changes:

•change the stated maturity of the principal or interest on Fixed Rate Notes of any series;
•reduce any amounts due on any Fixed Rate Notes of such series;
•reduce the amount of principal payable upon acceleration of the maturity of the Fixed Rate Notes following an Event of Default;
•change the place or currency of payment for the Fixed Rate Notes;
•impair the holder’s right to sue for the enforcement of any payment on or with respect to the Fixed Rate Notes;

Exhibit 4.16
•reduce the percentage in principal amount of the Fixed Rate Notes, the approval of whose holders is needed to modify or amend the indenture or the Fixed Rate Notes;
•reduce the percentage in principal amount of the Fixed Rate Notes, the approval of whose holders is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; and
•modify any other aspect of the provisions dealing with modification and waiver of the indenture, except to increase the percentage required for any modification or to provide that other provisions of the indenture may not be modified or waived without consent of the holder of each note of such series affected by the modification.

Changes Not Requiring Approval. The second type of change does not require any vote by holders of the Fixed Rate Notes. The following is a list of those types of changes:

•cure any ambiguity, defect or inconsistency;
•evidence the succession of another entity to the Issuer’s obligations under the indenture;
•provide for uncertificated Fixed Rate Notes in addition to or in place of certificated Fixed Rate Notes;
•add to the covenants for the benefit of holders of outstanding Fixed Rate Notes or to surrender any right or power the Issuer has under the indenture;
•add additional events of default;
•secure Fixed Rate Notes of any series;
•make any change that does not adversely affect the rights of any holder of senior debt securities in any material respect;
•issue additional Fixed Rate Notes of any series;
•evidence and provide for a successor Trustee and add to or change the provisions of the indenture to provide for or facilitate the administration of the trusts under the indenture; or
•comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Changes Requiring a Majority Vote. Any other change to the indenture and the Fixed Rate Notes would require the following approval:

•If the change affects only Fixed Rate Notes of one series, it must be approved by the holders of a majority in principal amount of the Fixed Rate Notes of that series.
•If the change affects the Fixed Rate Notes as well as the senior debt securities of one or more other series issued under the indenture, it must be approved by the holders of a majority in principal amount of the Fixed Rate Notes and each other series of senior debt securities affected by the change.
•In each case, the required approval must be given by written consent.

The same vote would be required for the Issuer to obtain a waiver of a past default. However, the Issuer cannot obtain a waiver of a payment default or a waiver with respect to any other aspect of the indenture and the Fixed Rate Notes listed in the first category described previously under “Changes Requiring Approval of the Holder” unless the Issuer obtains a holder’s individual consent to the waiver.

Further Details Concerning Voting

Any series of notes will not be considered outstanding, and therefore not eligible to vote, if the Issuer, or in the case of the Floating Rate Notes, Thermo Fisher or Thermo Fisher International, has deposited or set aside in trust for holders of such series of notes money for their payment or redemption. The notes of any series will also not be eligible to vote if they have been fully defeased as described above under “Full Defeasance.”

The Issuer generally is entitled to set any day as a record date for the purpose of determining the holders of outstanding notes that are entitled to vote or take other action under the indenture. In certain limited circumstances, the Trustee is entitled to set a record date for action by holders. If the Issuer or the Trustee sets a record date for a vote or other action to be taken by holders of notes, that vote or action may be taken only by persons who are holders of outstanding notes on the record date and must be taken within 180 days following the record date or another period that the Issuer may specify (or as the Trustee may specify, if it set the record date). The Issuer may shorten or lengthen (but not beyond 180 days) this period from time to time.

Exhibit 4.16
No Personal Liability of Incorporators, Stockholders, Officers, Directors

The indentures provide that no recourse shall be had under any obligation, covenant or agreement of the Issuers in the indentures or in any of the notes or because of the creation of any indebtedness represented thereby, against any of its incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the notes, waived and released all such liability.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the indentures. The Bank of New York Mellon, London Branch, has been appointed as paying agent with respect to the notes. The Trustee or its affiliates may from time to time in the future provide banking and other services to the Issuers in the ordinary course of their business.

The indentures provide that, prior to the occurrence of an Event of Default with respect to the notes of a series and after the curing or waiving of all such Events of Default with respect to that series, the Trustee will not be liable except for the performance of such duties as are specifically set forth in the indenture. If an Event of Default has occurred and has not been cured or waived, the Trustee will exercise such rights and powers vested in it under the applicable indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indentures and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the right of the Trustee thereunder, should it become a creditor of the Issuer or any of its subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by the Trustee in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

Unclaimed Funds

All funds deposited with the Trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of notes that remain unclaimed for one year after the date upon which the principal of, premium, if any, or interest on such notes shall have become due and payable will be repaid to the Issuer. Thereafter, any right of any holder of notes to such funds shall be enforceable only against the Issuer, and the Trustee and paying agents will have no liability therefor.

Book-Entry; Delivery and Form

The notes are issued in the form of one or more global notes in fully registered form, without coupons, and have been deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary, for, and in respect of interests held through, Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”). Except as described herein, certificates will not be issued in exchange for beneficial interests in the global notes. Except as set forth below, the global notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees.

Beneficial interests in the global notes are represented, and transfers of such beneficial interests are effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Euroclear or Clearstream. Those beneficial interests must be in denominations of €100,000 and integral multiples of €1,000 in excess thereof. Investors may hold notes directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems.

For so long as the notes are represented by global notes deposited with, and registered in the name of a nominee for, a common depositary for Euroclear and/or Clearstream, each person (other than Euroclear or Clearstream) who is for the time being shown in the records of Euroclear or of Clearstream as the holder of a particular nominal amount

Exhibit 4.16
of the notes (in which regard any certificate or other document issued by Euroclear or Clearstream as to the nominal amount of the notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall upon their receipt of a certificate or other document be treated by Thermo Fisher and the Trustee as the holder of such nominal amount of the notes and the registered holder of the global notes shall be deemed not to be the holder for all purposes other than with respect to the payment of principal or interest on such nominal amount of the notes, for which purpose the registered holder of the relevant global note shall be treated by Thermo Fisher and the Trustee as the holder of such nominal amount of the notes in accordance with and subject to the terms of the global notes and the expressions “noteholder” and “holder of notes” and related expressions shall be construed accordingly.

Certificated Notes

If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the Trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

Governing Law
The indentures, the notes and the guarantee of the Floating Rate Notes are governed by, and construed in accordance with, the laws of the State of New York.